Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Lynn Newman	Derrick Vializ
908-953-8692 (office)	908-953-7500 (office)
973-993-8033 (home)	vializ@avaya.com
lynnnewman@avaya.com

Avaya Reports Third Fiscal Quarter Net Income of $8 Million

• Company Earns 2 Cents Per Diluted Share On A GAAP Basis

• Cash Balance Increases For Fourth Straight Quarter To $843 Million

• Net Debt* at Lowest Level Since Avaya’s Inception

FOR IMMEDIATE RELEASE: THURSDAY, JULY 24, 2003

BASKING RIDGE, N. J. – Avaya Inc., (NYSE:AV) a leading global provider of communications networks and services for businesses, today reported third fiscal quarter results in accordance with generally accepted accounting principles (GAAP).

The company reported net income of $8 million and earnings per diluted share of 2 cents for the third fiscal quarter ended June 30, 2003.  These results compare to a net loss of $41 million or a loss of 11 cents per diluted share in the second fiscal quarter of 2003.

Third fiscal quarter revenue of $1.072 billion was slightly below second fiscal quarter revenue of $1.081 billion.

In the third fiscal quarter of 2002, Avaya reported a net loss of $39 million or a loss of 11 cents per diluted share on revenue of $1.219 billion.

Avaya noted its cash balance increased for the fourth straight quarter to$843 million.  Net debt* decreased to $150 million and is at the lowest level it has been since the company became an independent business.  Selling, General and Administrative expenses declined $22 million sequentially from the second fiscal quarter and $51 million from the same period last year.

CEO Comments

“The operational improvements we instituted across Avaya helped us achieve positive earnings this quarter,” said Don Peterson, chairman and CEO, Avaya.  “In the quarter, we saw revenue stabilizing and positive signs that IT spending is strengthening.  It is also clear that customers are no longer buying technology for technology’s sake.  Customers want investments to drive new business models that improve business performance and deliver bottom-line results.  Our combination of services and solutions makes us well-positioned to meet today’s customers’ needs.”

- more -

Year-To-Date Results

Revenue for the first nine months of fiscal 2003 was $3.220 billion compared to revenue of $3.804 billion for the first nine months of fiscal 2002, a decline of 15.4 percent.

The company had a net loss of $154 million or a loss of 41 cents per diluted share for the first nine months of fiscal 2003, compared to a net loss of $122 million or a loss of 81 cents per diluted share for the first nine months of fiscal 2002.

Business Highlights

Since the end of the last quarter Avaya announced a number of key sales, marketing agreements, and new offers, including:

•                  an agreement announced earlier today that Merrill Lynch will be implementing Avaya IP telephony solutions at the company's three-year-old corporate campus in Hopewell, New Jersey and at its new regional headquarters in Tokyo, Japan. The new solutions provide Merrill Lynch with greater flexibility and resiliency with a lower total cost of ownership in supporting 7600 employees. Avaya Global Services will implement the solution.

•                  a joint marketing agreement announced just this week with HP to bring IP solutions to small and mid-sized businesses more easily. Avaya will combine its IP Office Solution with HP’s ProLiant servers to give smaller customers fully integrated communications systems that make moving to IP telephony easier.

•                  an agreement with IBM that allows both companies to jointly provide a full complement of best-in-class voice services on multi-vendor platforms to customers in the United States.

•                  building the largest IP telephony network for Seoul Auto Gallery, Korea’s largest auto complex.  The wireless IP network will have nearly 5,000 telephone lines and 2,000 IP telephony users.

•                  BA London Eye, London’s top tourist attraction, with 3 million visitors, will expand its Avaya Contact Center to support increased sales and customer inquiries. It will use the contact center system to capture customer information and improve service to the more than 350,000 customers who are expected to use the telephone service over the next 12 months.

•                  DIRECTV in Mexico has used its Avaya Contact Management solution to improve customer service and increase its subscriber base in Mexico by 23 percent in one year. DIRECTV was able to integrate its call centers to help it manage customer transactions, and deliver consistent and integrated customer service.

•                  Avaya Enterprise Connect Solutions, which extends the advanced features and complete functionality of Avaya MultiVantage™ Communications Applications — including Internet Protocol (IP) telephony, contact center, unified communication and messaging — from a central location to any size office or home in a distributed enterprise over a secure, high-performance converged network.

•                  Avaya Business Continuity Practice provides consulting services to help companies assess risks and speed the recovery of networks and communication applications in the event of a natural disaster or other business disruption.  The practice provides expertise and planning tools to make converged voice and data networks more secure and reliable, for smoother restoration of operations when unexpected challenges arise.

About Avaya

Avaya Inc. designs, builds and manages communications networks for more than 1 million businesses worldwide, including 90 percent of the FORTUNE 500®. Focused on businesses large to small, Avaya is a world leader in secure and reliable Internet Protocol (IP) telephony systems and communications software applications and services.

Driving the convergence of voice and data communications with business applications – and distinguished by comprehensive worldwide services –Avaya helps customers leverage existing and new networks to achieve superior business results.  For more information visit the Avaya website: http://www.avaya.com

This news release contains forward-looking statements regarding the company’s outlook for operating results and future cash needs based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, general industry market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations and the economic, political, and other risks associated with international sales and operations, U.S. and foreign government regulation, price and product competition, rapid technological development, dependence on new product development, the successful introduction of new products, the mix of our products and services, customer demand for our products and services, the ability to successfully integrate acquired companies, control of costs and expenses, the ability to implement in a timely manner our restructuring plans, and the ability to form and implement alliances.  For a further list and description of such risks and uncertainties, see the reports filed by Avaya with the Securities and Exchange Commission. Avaya disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

* Net Debt is defined as total debt less cash and cash equivalents.  Management uses this measure to evaluate its ability to fund the company’s indebtedness.

NOTE:  Avaya will host a conference call with a listen-only Q&A session to discuss these results at 5:00 p.m. EDT on Thursday, July 24, 2003.  To ensure you are on the call from the start, we suggest you access the call 10-15 minutes early by dialing:

Within and outside the United States: 706-634-2454

For those unable to participate, there will be a playback available from 8:00 p.m. EDT, July 24, through July 31, 2003.  For the replay, if you are calling from within the United States, please dial 800-642-1687.  If you are calling from outside the United States, please dial 706-645-9291.  The passcode for the replay is 1340557.

WEBCAST Information: Avaya will webcast this conference call live, with a listen-only Q&A session.  To ensure that you are on the webcast, we suggest that you access our website (http://www.avaya.com/investors/) 10-15 minutes prior to the start.  Slides accompanying the conference call are available at the same location.  Following the live webcast, a replay will be available on our archives at the same web address.

Avaya Inc. and Subsidiaries

Consolidated Balance Sheets

As of June 30, 2003 and September 30, 2002

(Unaudited; Dollars in Millions, except per share amounts)

	June 30, 2003	September 30, 2002 (a)
ASSETS
Current assets:
Cash and cash equivalents	$843	$597
Receivables less allowances of $93 at June 30, 2003 and $121 at September 30, 2002	703	876
Inventory	394	467
Deferred income taxes, net	149	160
Other current assets	223	203
TOTAL CURRENT ASSETS	2,312	2,303

Property, plant and equipment, net	823	896
Deferred income taxes, net	294	372
Goodwill	146	144
Other assets	175	182
TOTAL ASSETS	$3,750	$3,897

LIABILITIES
Current liabilities:
Accounts payable	$346	$404
Business restructuring reserve	81	170
Payroll and benefit obligations	313	309
Deferred revenue	102	91
Other current liabilities	326	350
TOTAL CURRENT LIABILITIES	1,168	1,324

Long-term debt	993	933
Benefit obligations	1,086	1,110
Other liabilities	503	530
TOTAL NON-CURRENT LIABILITIES	2,582	2,573

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Series A junior participating preferred stock, par value $1.00 per share, 7.5 million shares authorized; none issued and outstanding	—	—
Common stock, par value $0.01 per share, 1.5 billion shares authorized, 382,830,680 and 364,752,178 issued (including 645,978 and 557,353 treasury shares) as of June 30, 2003 and September 30, 2002, respectively	4	4
Additional paid-in capital	1,785	1,693
Accumulated deficit	(1,336)	(1,182)
Accumulated other comprehensive loss	(449)	(512)
Less treasury stock at cost	(4)	(3)
STOCKHOLDERS’ EQUITY	—	—
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,750	$3,897

Note to the Balance Sheets:

(a) Certain prior year amounts have been reclassed to conform to the current period presentation.

Avaya Inc. and Subsidiaries

Statements of Operations
Three and Nine Months Ended June 30, 2003 and 2002
(Unaudited; Dollars and Shares in Millions, except per share amounts)

	For the three months ended June 30,			For the nine months ended June 30,

	2003		2002 (a)	2003	2002 (a)
REVENUE
Products	$614		$714	$1,842	$2,221
Services	458		505	1,378	1,583
	1,072		1,219	3,220	3,804
COST
Products	354		418	1,063	1,328
Services	276		320	836	972
	630		738	1,899	2,300
GROSS MARGIN	442		481	1,321	1,504

OPERATING EXPENSES
Selling, general and administrative	326		377	1,018	1,202
Business restructuring charges (reversals) and related expenses, net	7		9	(3)	103
Research and development	92		115	279	354
TOTAL OPERATING EXPENSES	425		501	1,294	1,659

OPERATING INCOME (LOSS)	17		(20)	27	(155)
Gain (loss) on long-term debt extinguishment, net	1		—	(34)	—
Other income (expense) - net	16		(10)	(3)	8
Interest expense	21		16	57	33

INCOME (LOSS) BEFORE INCOME TAXES	13		(46)	(67)	(180)
Provision (benefit) for income taxes	5		(7)	87	(58)
NET INCOME (LOSS)	$8		$(39)	$(154)	$(122)

EARNINGS (LOSS) PER SHARE - BASIC AND DILUTED	$0.02		$(0.11)	$(0.41)	$(0.81)
BASIC SHARES	382		362	374	318
DILUTED SHARES	474	(b)	362	374	318

(a)          Certain amounts have been reclassified to conform to fiscal 2003 presentation.

(b)         Diluted earnings (loss) per common share is calculated by adjusting net income available to common stockholders and weighted average outstanding shares, assuming conversion of all potentially dilutive securities including stock options, restricted stock units, warrants and LYONs convertible debt.  The increase in diluted shares for the period ending June 30, 2003 primarily represents the number of shares the Company would expect to issue if it were required to purchase LYONs currently outstanding on the initial October 31, 2004 put date.

Avaya Inc. and Subsidiaries

Significant Items Included in Reported Results
Three and Nine Months Ended June 30, 2003 and 2002
(Unaudited; Dollars in Millions, except per share amounts)

The following schedule represents significant items which have been included in the Company’s reported results for the three and nine months ended June 30, 2003 and 2002:

		For the three months ended June 30,		For the nine months ended June 30,

		2003	2002	2003	2002

Business restructuring (charges) reversals and (related expenses), net		$(7)	$(9)	$3	$(103)
Gain on assets sold		14	—	14	—
Gain (loss) on long-term debt extinguishment, net		1	—	(34)	—
Lucent securities litigation charge	(a)	—	—	(25)	—
Pre-tax amount		8	(9)	(42)	(103)
Related tax impacts		—	3	10	40
Provision for deferred tax asset valuation allowance	(b)	—	—	(83)	—
Significant Items Included in the Statement of Operations *		$8	$(6)	$(115)	$(63)

Conversion charge related to Series B preferred stock	(c)	—	—	—	(125)
Significant items Included in the Determination of Earnings(Loss) Per Share		$8	$(6)	$(115)	$(188)

Earnings (Loss) Per Share Impact - Basic and Diluted *		$0.02	$(0.02)	$(0.31)	$(0.58)

(a)          This charge was recorded subsequent to the issuance on April 24, 2003 of the Company’s earnings press release for the second quarter of fiscal 2003.

(b)         $83 million non-cash income tax charge recorded in the first quarter of fiscal 2003 related to a deferred income tax valuation allowance to reflect the difference between the actual and expected tax gain associated with the long-term debt extinguishment from the LYONs Exchange Offer.

(c)          $125 million charge to accumulated deficit is for the conversion in March 2002 of the Series B convertible participating preferred stock into common stock by the Warburg Entities.  While this item did not impact the Statement of Operations, it resulted in an increase in the reported loss per share for the respective period.

*                 Positive amounts represent items which contributed to the Company’s reported net income and earnings per share, while negative amounts resulted in reductions to reported net income and earnings per share.

Avaya Inc. and Subsidiaries

Operating Segments
Revenue and Operating Income (Loss)
Quarterly Trend
(Unaudited; Dollars in Millions)

REVENUE

	For the Fiscal Year Ended September 30, 2002 (A)					For the Nine Months Ended June 30, 2003

	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD

Enterprise Communications Group	$563	$547	$492	$478	$2,080	$428	$437	$416	$—	$1,281
Small & Medium Business Solutions	59	59	58	60	236	56	55	55	—	166
Services	548	530	505	485	2,068	462	458	458	—	1,378
Connectivity	136	143	164	129	572	121	131	143	—	395
Total Avaya	$1,306	$1,279	$1,219	$1,152	$4,956	$1,067	$1,081	$1,072	$—	$3,220

OPERATING INCOME (LOSS)

	For the Fiscal Year Ended September 30, 2002 (A)					For the Nine Months Ended June 30, 2003

	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD

Enterprise Communications Group	$(55)	$(32)	$(47)	$(71)	$(205)	$(34)	$(16)	$(13)	$—	$(63)
Small & Medium Business Solutions	—	(9)	(10)	(5)	(24)	(1)	(4)	(1)	—	(6)
Services	78	64	52	77	271	35	40	43	—	118
Corporate:
Business restructuring (charges) reversals and (related expenses), net	(6)	(88)	(9)	(106)	(209)	(4)	14	(7)	—	3
Goodwill and intangibles impairment charge	—	—	—	(71)	(71)	—	—	—	—	—
Other (B)	(7)	(11)	(10)	(10)	(38)	(6)	(9)	(8)	—	(23)
Subtotal Core Avaya	10	(76)	(24)	(186)	(276)	(10)	25	14	—	29
Connectivity	(37)	(32)	4	(7)	(72)	(8)	3	3	—	(2)
Total Avaya	$(27)	$(108)	$(20)	$(193)	$(348)	$(18)	$28	$17	$—	$27

(A)      Certain prior year amounts have been reclassified to conform to the fiscal 2003 presentation.

(B)        Substantially all corporate costs and expenses of shared services, such as information technology, human resources, legal and finance, have been allocated to the segments.  Remaining other corporate costs represent primarily vacant real estate.

Notes:

Converged Systems & Applications - Includes all enterprise telephony products (ECLIPS and Definity families), VPN’s and Data LAN & WAN equipment and related Applications software.

Small & Medium Business Solutions - Includes SME (Small to Medium Enterprises) telephony products.

Services - Includes Managed Services, Data Services, Outtasking, Value Added Services, Network Consulting and Implementation.

Connectivity - Includes Structured Cabling (SYSTIMAX® & ExchangeMAX®) and Electronic Cabinets.

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